UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Lumen Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V89941-P47861-Z92250 LUMEN TECHNOLOGIES, INC. 100 CENTURYLINK DR MONROE, LOUISIANA 71203-2041 LUMEN TECHNOLOGIES, INC. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2026 You invested in LUMEN TECHNOLOGIES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Vote Virtually at the Meeting* May 20, 2026 8:30 a.m. CDT Virtually at: www.virtualshareholdermeeting.com/LUMN2026 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the materials by requesting them prior to May 6, 2026. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2026 Annual Meeting Vote by May 19, 2026 11:59 PM ET. For shares held in a Plan, vote by May 14, 2026 11:59 PM ET.

Vote at www.ProxyVote.com Voting Items Board Recommends V89942-P47861-Z92250 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. 1. Elect 9 directors 1a. Quincy L. Allen For 1b. Martha Helena Béjar For 1c. Christopher Capossela For 1d. Kevin P. Chilton For 1e. Michael Collins For 1f. Michelle J. Goldberg For 1g. Kate Johnson For 1h. Diankha Linear For 1i. Stephen McMillan For 2. Ratification of the appointment of KPMG LLP as our independent auditor for 2026. For 3. Approval of amendments to our Articles of Incorporation to remove supermajority voting requirements relating to: 3A. provisions governing removal of directors, approval of certain business combinations, certain amendments to the Articles of Incorporation and Bylaws. For 3B. provisions governing limitation of liability and indemnification of directors. For 4. Approval of an amendment to our Articles of Incorporation to provide for exceptions to the “Related Person” Definition. For 5. Approval of the Amended and Restated 2024 Equity Incentive Plan. For 6. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. For 7. Approval of a shareholder proposal regarding a shareholder right to vote for or against a poison pill. Against NOTE: Designated proxies are authorized to transact such other business as may properly come before the Meeting.